UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    May 14, 2008

DIRECTV HOLDINGS LLC

DIRECTV FINANCING CO., INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-106529	DIRECTV Holdings LLC - 25-1902628 DIRECTV Financing Co., Inc. – 59-3772785
(Commission File Number)	(IRS Employer Identification No.)

2230 East Imperial Highway
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Item 2.03  Creation of a Direct Financial Obligation

On May 14, 2008, DIRECTV Holdings LLC (“Holdings”) and DIRECTV Financing Co., Inc. (“Finance Co.” and collectively with Holdings, the “Co-Issuers”), which are wholly owned subsidiaries of The DIRECTV Group, Inc., closed their previously announced offering of $1.5 billion aggregate principal amount of 7 5/8% Senior Notes due May 15, 2016 (the “Senior Notes”), which includes the exercise of an over-allotment option of $150 million.  The eight-year Senior Notes are unsecured and are guaranteed by each of Holdings’ material existing and certain of its future domestic subsidiaries (other than Finance Co.) (collectively, the “Guarantors”). The Co-Issuers received approximately $1.49 billion in net proceeds from the offering.  The Senior Notes bear interest payable semiannually in cash in arrears on May 15 and November 15 of each year commencing on November 15, 2008.

In connection with the offering of the Senior Notes, the Co-Issuers and the Guarantors entered into an indenture governing the Senior Notes with The Bank of New York, as trustee (the “Indenture”), for the benefit of holders of the Senior Notes.  Among other things, the Indenture provides that the Senior Notes are redeemable in whole or in part, at any time prior to May 15, 2012 by paying a “make whole” premium and at any time thereafter at stated redemption prices, in each case plus accrued and unpaid interest to the date of redemption.  The Co-Issuers may also redeem up to 35% of the aggregate principal amount of the Senior Notes using the proceeds of one or more equity offerings completed before May 15, 2011.

The Indenture also contains certain covenants which restrict the ability of the Co-Issuers and certain of Holdings’ subsidiaries, including the Guarantors, to, among other things, incur additional indebtedness; make certain distributions, investments and other restricted payments; create certain liens; enter into transactions with affiliates; merge, consolidate or sell substantially all of its or their assets; and issue equity securities.  If the Co-Issuers or the Guarantors fail to comply with such covenants, the trustee or holders of 25% in aggregate principal amount of the Senior Notes could determine to accelerate the payment of the obligations under the Senior Notes.  If certain other events of default relating to bankruptcy and insolvency occur, the Senior Notes could be immediately due and payable.  Effective as of the first date on which the Senior Notes are rated investment grade by both rating agencies identified in the Indenture, and notwithstanding that the Senior Notes may thereafter cease to be so rated, the Co-Issuers and Holdings’ subsidiaries will not be subject to certain of the foregoing covenants and the failure to comply with such covenants would not constitute an event of default.

The Senior Notes were sold pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and have not been registered in the United States under the Securities Act or in any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  However, the Co-Issuers and the Guarantors have also executed a registration rights agreement with the initial purchasers of the Senior Notes, dated as of May 14, 2008 (the “Registration Rights Agreement”), in which the Co-Issuers and the Guarantors have agreed to use their reasonable best efforts to cause to become effective a registration statement with respect to an offer to exchange the Senior Notes for a new issue of substantially identical debt securities registered under the Securities Act.

The Indenture and the Registration Rights Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively.  The foregoing description of each such agreement is qualified in its entirety by reference to the actual agreement.

Also, on May 14, 2008, Holdings entered into Amendment No. 1 (the “Amendment”), by and among Holdings, the guarantors identified in the Amendment (the “Guarantors”), the banks, other financial institutions and entities party thereto as lenders and Bank of America, N.A. (“Bank of America”), as administrative agent (in such capacity, the “Administrative Agent”), and collateral agent, to that certain Credit Agreement, dated as of April 13, 2005 (the “Credit Agreement”) and the Tranche C Term Loan Joinder Agreement (the “Joinder Agreement”), to the Credit Agreement, by and among Holdings, the Guarantors, the Tranche C Term Lenders  (as defined in the Joinder Agreement) and Bank of America as Administrative Agent.

Pursuant to the Joinder Agreement, the Administrative Agent has established a Tranche C Term Loan under the Credit Agreement and each of the Tranche C Term Lenders has severally agreed to make its portion of the Tranche C Term Loan in an initial aggregate principal amount of $1 billion, all of which has been funded.  The Tranche C Term Loan is repayable in 19 consecutive quarterly installments beginning in September 30, 2008 and ending on December 31, 2012, with the final installment due on April 13, 2013.  Subject to adjustment in connection with prepayments made pursuant to the Credit Agreement, each of the first 18 quarterly installments shall be in the principal amount of $2,500,000 and the final installment shall be in the amount of the remaining principal balance of the Tranche C Term Loan.  The Credit Agreement requires certain mandatory prepayments, including in connection with a change in control of Borrower, or from consolidated excess cash flow or the proceeds of certain asset dispositions or equity investments, subject to exceptions as provided in the Credit Agreement.

At Holdings’ election, borrowings under the Tranche C Term Loan may bear interest at either the “Eurodollar Rate”, which is a function of the British Bankers Association LIBOR Rate, or the “Base Rate”, which is the greater of the (a) the Federal Funds Rate plus 0.5% and (b) the “prime rate” offered by Bank of America.  Initially, borrowings under the Tranche C Term Loan will bear interest at a rate equal to the Eurodollar Rate plus 2.25%.  For the first three years, for borrowings made under a Eurodollar Rate loan, the interest rate will be determined using the greater of the Eurodollar Rate or 3.00%, plus 2.25%.  After three years, borrowings made under a Eurodollar Rate loan will bear interest at a rate equal to the Eurodollar Rate plus 2.25%.   The interest rate may be increased or decreased under certain conditions.  In addition, there is a discount on the proceeds of 1% resulting in a decrease in the net proceeds from the Tranche C Term Loan of $10 million.

The senior secured credit facilities including the Tranche C Term Loan are secured by substantially all of the assets of Holdings and its current and certain of its future domestic subsidiaries and are fully and unconditionally guaranteed, jointly and severally, by all of Holdings’ current and certain of its future domestic subsidiaries.

The senior secured credit facilities require Holdings and its subsidiaries to comply with certain financial covenants.  The senior secured credit facilities also include covenants that restrict Holdings’ and its subsidiaries’ ability to, among other things, (i) incur additional indebtedness, (ii) incur liens, (iii) pay dividends or make certain other restricted payments, investments or acquisitions, (iv) enter into certain transactions with affiliates, (v) merge or consolidate with another person, (vi) sell, assign, lease or otherwise dispose of all or substantially all of their assets and (vii) make voluntary prepayments of certain debt, in each case subject to exceptions as provided in the Credit Agreement.  If Holdings fails to comply with such covenants, all or a portion of the outstanding balances under the senior secured credit facilities could become immediately payable and the revolving credit facility could be terminated.

The Amendment makes certain modifications to the Credit Agreement including defining Liberty Media Corporation and its successors, certain of its affiliates, John C. Malone, Chairman of The DIRECTV Group, Inc. and members of his immediate family and certain others as Permitted Holders for purposes of the change-in-control provisions under the Credit Agreement.

The net proceeds from the bond offering and Tranche C Term Loan will be used for general corporate purposes, including to pay a dividend to The DIRECTV Group, Inc., which will be available to be used by it to fund purchases of stock under The DIRECTV Group, Inc.’s share repurchase program.

Amendment No.1 and the Joinder Agreement are filed herewith as Exhibits 10.3 and 10.4, respectively.  The foregoing description of each such agreement is qualified in its entirety by reference to the actual agreement.

ITEM 9.01             Financial Statements and Exhibits

(d)	Exhibits.

10.1	Indenture, dated as of May 14, 2008, by and among DIRECTV Holdings LLC, DIRECTV Financing Co, Inc., the Guarantors signatory thereto and The Bank of New York, as trustee.

10.2	Registration Rights Agreement, dated as of May 14, 2008, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the Guarantors signatory thereto and the Initial Purchasers named therein.

10.3	Amendment No.1, dated as of May 14, 2008, by and among DIRECTV Holdings LLC, the Guarantors and Lenders signatory thereto and Bank of America, N.A. as Administrative Agent.

10.4	Tranche C Term Loan Joinder Agreement, dated as of May 14, 2008, by and among DIRECTV Holdings LLC and Bank of America, N.A., as Administrative Agent and Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTV Holdings LLC
(Registrant)

Date: May 14, 2008	By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTV Financing Co., Inc.
(Registrant)

Date: May 14, 2008	By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Indenture, dated as of May 14, 2008, by and among DIRECTV Holdings LLC, DIRECTV Financing Co, Inc., the Guarantors signatory thereto and The Bank of New York, as trustee.

10.2	Registration Rights Agreement, dated as of May 14, 2008, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the Guarantors signatory thereto and the Initial Purchasers named therein.

10.3	Amendment No.1, dated as of May 14, 2008, by and among DIRECTV Holdings LLC, the Guarantors and Lenders signatory thereto and Bank of America, N.A. as Administrative Agent.

10.4	Tranche C Term Loan Joinder Agreement, dated as of May 14, 2008, by and among DIRECTV Holdings LLC and Bank of America, N.A., as Administrative Agent and Collateral Agent.